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As filed with the Securities and Exchange Commission on October 12, 2001

Registration No.: 333-71042

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

METHODE ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation)	32-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address, including Zip Code, of Registrant's Principal Executive Offices)

Methode Electronics, Inc. 2000 Stock Plan
(Full Title of the Plan)

Donald W. Duda
President
Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777
(Name, Address, and Telephone Number of Agent For Service)

Copies to:
James W. Ashley, Jr.
Lord, Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603
(312) 443-0700

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, $0.50 par value	2,000,000(1)	$5.60(2)	$11,991,005	$2,997.75(3)

(1)
Together with an indeterminant number of additional shares of Class A Common Stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock pursuant to Rule 416(a) of the Securities Act of 1933.

(2)
Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the price at which options previously granted may be exercised for 587,600 shares of Class A Common Stock and the average high and low price of Class A Common Stock as reported on the National Association of Securities Dealers, Inc. Automatic Quotation National Market System on October 1, 2001 for the remaining 1,412,400 shares of Class A Common Stock being registered.

(3)
$2,997.75 was previously paid by the Registrant on October 5, 2001.

PURPOSE OF AMENDMENT

    This Post-Effective Amendment No. 1 is being filed in connection with the Registration Statement on Form S-8 (Registration Statement No 333-71042) filed by Methode Electronics, Inc. on October 5, 2001 to register shares of the Registrant's Class A Common Stock, par value $0.50 per share, for issuance pursuant to the Methode Electronics, Inc. 2000 Stock Plan, and such indeterminate number of additional shares which may have been offered or issued pursuant to the 2000 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

    This Post-Effective Amendment No. 1 is hereby filed to amend the written consent of Ernst & Young LLP to the incorporation by reference in the Registration Statement on Form S-8 of its report dated June 25, 2001, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended April 30, 2001 filed with the Securities and Exchange Commission.

II–2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
4.1	Article Fourth of Certificate of Incorporation of Registrant, as amended and currently in effect (incorporated herein by reference to the Registrant's Registration Statement on Form S-3, Registration No. 33-61940 filed April 30, 1993).
4.2	Form of Rights Agreement between ChaseMellon Shareholder Services LLC and Registrant (incorporated herein by reference to the Registrant's Form 8-K filed July 7, 2000).
4.3	Methode Electronics, Inc. 2000 Stock Plan (incorporated herein by reference to the Registrant's Form 10-Q filed December 14, 2000).
5.1	Opinion of Lord, Bissell & Brook (previously filed).
23.1	Consent of Ernst & Young LLP, independent auditors (filed herewith).
23.2	Consent of Lord, Bissell & Brook (previously filed).
24.1	Power of Attorney (previously filed).

II–3

SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 12, 2001.

METHODE ELECTRONICS, INC.
By:	/s/ DONALD W. DUDA
Name:	Donald W. Duda
Its:	President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Capacity	Date

* William T. Jensen Chairman of the Board (Principal Executive Officer); Director	October 12, 2001
/s/ DONALD W. DUDA Donald W. Duda President, Director	October 12, 2001
/s/ JAMES W. ASHLEY, JR. James W. Ashley, Jr. Director	October 12, 2001
* Warren L. Batts Director	October 12, 2001
* William C. Croft Director	October 12, 2001

II–4

* James W. McGinley Director	October 12, 2001
* Robert R. McGinley Director	October 12, 2001
/s/ DOUGLAS A. KOMAN Douglas A. Koman Vice President of Corporate Finance (Principal Financial Officer)	October 12, 2001
/s/ ROBERT J. KEUHNAU Robert J. Keuhnau Vice President, Controller and Treasurer (Principal Accounting Officer)	October 12, 2001
/s/ *BY: DONALD W. DUDA Donald W. Duda As Attorney-in-fact	October 12, 2001

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Article Fourth of Certificate of Incorporation of Registrant, as amended and currently in effect (incorporated herein by reference to the Registrant's Registration Statement on Form S-3, Registration No. 33-61940 filed April 30, 1993).
4.2	Form of Rights Agreement between ChaseMellon Shareholder Services LLC and Registrant (incorporated herein by reference to the Registrant's Form 8-K filed July 7, 2000).
4.3	Methode Electronics, Inc. 2000 Stock Plan (incorporated herein by reference to the Registrant's Form 10-Q filed December 14, 2000).
5.1	Opinion of Lord, Bissell & Brook (previously filed).
23.1	Consent of Ernst & Young LLP, independent auditors (filed herewith).
23.2	Consent of Lord, Bissell & Brook (previously filed).
24.1	Power of Attorney (previously filed).

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PURPOSE OF AMENDMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS